EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 19, 1996, which appears on Page 19 of the 1995 Annual Report to Stockholders of Paradigm Technology, Inc., which is incorporated by reference in Paradigm Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

San Jose, California
February 6, 1997